Exhibit 99.1

HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

Presentation

Operator

Good day, and welcome to the Hilltop Holdings Fourth Quarter and Full Year 2019 Earnings Conference Call and Webcast. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference over to Erik Yohe. Please go ahead.

Erik Yohe

Senior VP

Thank you. Before we get started, I'd like to point out that we have filed and posted an updated earnings presentation as of 6:00 a.m. Central this morning. This updated presentation incorporates information on the sale of National Lloyds Corporation, which was announced earlier this morning.

Please note that certain statements during today's presentation, that are not statements of historical fact, including statements concerning such items as our outlook, business strategy, future plans and financial condition, are forward-looking statements. These statements are based on management's current expectations concerning future events that, by their nature, are subject to risk and uncertainties. Our actual results, capital and financial condition may differ materially from these statements due to a variety of factors, including the cautionary statements referenced in our discussion today, and those included in our most recent annual report and quarterly report filed with the SEC.

Except to the extent required by law, we expressly disclaim any obligation to update earlier statements as a result of new information.

Additionally, this presentation includes certain non-GAAP measures, including tangible common equity and tangible book value per share. A reconciliation of these measures to the nearest GAAP measure may be found in the appendix to this presentation, which is posted on our website at ir.hilltop-holdings.com.

With that, I would like to turn the presentation over to President and CEO, Jeremy Ford.

Jeremy B. Ford

President, CEO & Director

Thank you, Erik, and good morning. Starting on Page 3, we reported for the fourth quarter 2019 net income of $49.3 million or $0.54 per diluted share, an increase from the fourth quarter 2018 of $21.2 million or $0.24 per diluted share.

Return on average assets for the period was 1.4% and return on average equity was 9.4%. The fourth quarter was a strong finish to what was a great 2019. Full year 2019 net income equated to $225 million or $2.44 per diluted share. This was an increase from $121 million or $1.28 per diluted share in 2018. Our results reflect the strength of our business model and its ability to be well positioned in an environment such as this as well as the quality of our people and the work they do every day to drive efficiency and growth.

For the fourth quarter, average loans held for investment and average deposits grew by 6% compared to prior year. Loan growth was driven by National Warehouse Lending, the purchase of mortgage loans from PrimeLending and commercial lending in our Dallas and Fort Worth regions. Deposit growth was largely driven by our West Texas Weatherford Fort Worth region.

At PrimeLending, origination volume increased 48% compared to prior year as the refi market remains strong, and the business recorded its best fourth quarter of fundings at $4.4 billion.

Within Hilltop Securities, Structured Finance, Capital Markets and Public Finance delivered net revenues of $71 million, an increase of $25 million or 55% compared to Q4 2018. For Q4 2019, Structured Finance and Capital Markets benefited from market dynamics that improved notably from the prior year, and Public Finance saw robust activity amongst issuer, which was consistent across the municipal industry.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

Our strong capital position enabled us to reinvest in platform-building initiatives this past year, while also returning $103 million to shareholders through dividends and share repurchases. Additionally, our Board of Directors recently increased our dividend by 12.5% by declaring a quarterly cash dividend of $0.09 per common share payable on February 28, 2020.

Fourth quarter provisions for losses of $7 million reflects $1.3 million of net charge-offs, $2.2 million of impairment related to 310-30 loans and $3.2 million of updates to the qualitative factors for classified loans and real estate concentration. When we get into the financial review, Will is going to provide a brief update on the impact and outlook for CECL.

As previously disclosed, Hilltop entered into a definitive agreement with Align Financial Holdings for the sale of our insurance subsidiary, National Lloyds Corporation, and $150 million all cash transaction. We believe this is a compelling transaction for all parties involved. It will allow Hilltop to better focus on our core banking, mortgage and broker-dealer businesses as well this is an exciting opportunity for National Lloyds to now grow under Align with their experience and insurance-focused leadership team. National Lloyds is an exceptional company with talented employees, long-standing agency relationships and proven financial results in the niche insurance market. I'm very proud of the work and accomplishments we achieved during our ownership.

We currently expect the transaction to close in the second quarter of 2020, subject to customary closing conditions, including required regulatory approvals.

Moving to Slide 4, the bank's pretax income was relatively flat. A $7 million decrease in purchase accounting accretion was offset by expense improvements in the business during the quarter. There has been a lot of positive work done at the bank to improve the efficiency ratio and this was reflected with the lower professional and business development expenses.

An increase in mortgage volumes of $1.4 billion and stable fixed cost offset a 30 basis point decline in gain-on-sale margin and resulted in pretax income for the period of $8.5 million, an increase of $11.2 million for the Q4 2018. The decline in gain-on-sale margin is attributed to pricing actions taken by the agency and production volume retained at PlainsCapital Bank.

This has been an extremely strong year for PrimeLending, and I want to commend the leadership and loan officers for their stewardship and hard work.

Hilltop Securities demonstrated solid financial results in the fourth quarter, with pretax income improving to $24 million on net revenue of $113 million, a 21% pretax margin.

Notably, the strong quarter demonstrated improvements in nearly all business segments, while Brad and his team actively build the brand and increase our advertising efforts.

National Lloyds had a positive fourth quarter. Less severe storm activities in the prior year drove a loss in LAE ratio of 43.6% compared to 60.6% in Q4 2018. Overall, results at National Lloyds have improved as our strategy to exit noncore states and commercial lines of businesses is substantially complete.

Moving to Slide 5. We recently completed the first year of a 3-year program that includes a broad set of initiatives to enhance our platform and streamline operations with the goal of lowering operating costs and building a foundation for future organic and acquisitive growth. Through year 1, we have completed actions that have resulted in $45 million in benefits, and are on track to meet our $84 million target by the end of 2021.

We have already mentioned the improvements made in streamlining our mortgage operation and have seen the results of those efforts in 2019. Further, we are in the deployment phase of our new loan origination system at PrimeLending that will continue to drive efficiency, while also giving our loan originators better tools to service their customers. In 2018, we began investing in the build-out of our securitized product asset, Hilltop Securities, and through the business unit, we have been able to better react and earn from the favorable mortgage environment in 2019.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

The procurement work that started in 2019 has enabled us to consolidate existing contracts across the enterprise as they come due and realized cost saves. We have recently started work on our larger IT and real estate contracts and are optimistic in the potential for savings to be had over the next 2 years.

Our back office has been through a lot of change with the creation of a shared services platform to support IT, HR, legal, real estate and other key functions across the organization. While our shared services departments continue to mature, we have already been able to reduce redundancies, improve consistency and enhance scalability.

Overall, 2019 was a fantastic year for Hilltop, both financially and organizationally. We transitioned through substantial succession planning, and the organization has done an amazing job of working together to deliver on our goals.

We now enter 2020 with strong momentum and focus. With that, I will turn the presentation over to Will to walk through the financials and provide an outlook of 2020.

William B. Furr

Executive VP & CFO

Thank you, Jeremy. I'm now moving to Page 6. As Jeremy discussed, for the fourth quarter of 2019, Hilltop reported $49.3 million of income attributable to common stockholders equating to $0.54 per diluted share. For the full year 2019, Hilltop reported $225 million of income attributable to common stockholders, which equated to $2.44 per diluted share. Full year results reflect a 91% increase in diluted EPS versus 2018 results.

During the fourth quarter, the provision for loan losses of $6.9 million included approximately $1.3 million of net charge-offs, impairments related to certain previously acquired loan pools, and to building the overall allowance to reflect both concentration risk and negative credit migrations in the credit portfolio during the quarter.

During the fourth quarter, revenue related to purchase accounting was $5.7 million and expenses were $1.7 million, resulting in a net purchase accounting pretax impact of $3.9 million for the quarter.

In the current period, the purchase accounting expenses largely represent amortization of deposit and other intangible assets related to prior acquisitions.

Hilltop's capital position remains strong with a period-end common equity Tier 1 ratio of 16.69% and a Tier 1 leverage ratio of 12.71%.

Turning to Page 7. Net interest income in the fourth quarter equated to $111 million, including the $5.7 million of purchase accounting accretion previously mentioned. Versus the prior year quarter, net interest income decreased by $6.4 million or 5%. The decline in net interest income was driven by decline in purchase accounting accretion of $7 million versus the fourth quarter of 2018. Further, versus the prior year period, both average HFI loan yields and average HFS loan yields have declined by 66 and 75 basis points, respectively. These declines in loan yields reflect both the lowering of raise by the Federal Reserve during 2019 and ongoing competitive pressure for new loan originations.

Interest-bearing deposits, deposit cost increased 13 basis points versus the prior year period, but peaked during Q3 2019 and declined by 12 basis points on a linked-quarter basis. We expect the deposit costs will continue to decline in 2020, albeit at a slower pace than the asset yields noted earlier. Somewhat offsetting the compression of net interest margin has been growth in both the loans held for investment and loans held for sale portfolios. As we have mentioned on prior update calls, our mortgage-related loan portfolios have shown significant growth versus the prior year, principally driven by lower rates and strong mortgage origination volumes.

During the fourth quarter, loans held for sale increased by $628 million versus the same period in the prior year, and National Warehouse Lending business experienced growth of $334 million, both on an balance basis. Both of these loan portfolios were positively impacted by the favorable mortgage conditions and higher production levels during the quarter. We do expect that both of these portfolios, loans held for sale and National Warehouse Lending, will begin to decline during the first quarter of 2020 as the mortgage- related business is moving to a more traditional seasonal cycle.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

I'm moving to Page 8. Total noninterest income for the fourth quarter of 2019 equated to $299 million. Fourth quarter mortgage-related income and fees increased by $40 million versus the fourth quarter of 2018. During fourth quarter of 2019, the environment in mortgage banking remained strong, and our business outperformed our expectations in terms of origination volumes, principally driven by lower mortgage rates, which drove improved demand for both refinance and purchase mortgages. Versus the prior year, purchase mortgage volumes increased by $371 million or 14%, and refinance volumes increased by $1.1 billion or 275%.

While volumes during the quarter were strong, gain on sale margins were compressed as the impact of pricing changes by market participants and an increase in loans retained on the balance sheet, when capital banks reduced margins by 30 basis points. While we expect annual sale margins could be somewhat volatile during 2020, we expect margins to move within a range of 310 to 320 basis points, assuming market conditions remain consistent throughout 2020.

Other income increased by $20 million, driven primarily by improvements in sales and trading activities in both Capital Markets and Structured Finance businesses at Hilltop Securities. Favorable market conditions resulted in a 22% increase in Structured Finance mortgage-backed securities volumes versus the prior year period. These businesses continue to realize the benefits of the investments we've been making to improve our securitized product structuring, sales and distribution capabilities since the third quarter of 2018. And while we believe these investments will continue to provide ongoing benefits, it is important to recognize that these businesses can be volatile from period-to-period as they are impacted by interest rates, overall market liquidity and production trends.

Turning to Page 9. Noninterest expenses increased from the same period of the prior year by $26 million to $337 million. The growth in expenses versus the prior year were driven by an increase in variable compensation of approximately $30 million at Hilltop Securities and PrimeLending. This increase in variable compensation was linked to strong fee revenue growth in the quarter compared to the prior year period. Over the past 7 quarters, we have continued to make progress in aligning our businesses to the current market conditions and driving efficiencies across the franchise. Through these efforts, headcount, nonvariable compensation, professional service costs and marketing and development expenses continue to trend lower as we make progress against our efficiency initiatives.

During the fourth quarter, Hilltop incurred $5 million in costs related to the ongoing core system improvements, we are moving into the final stages of implementation of the new loan origination system at PrimeLending and are making significant progress on implementing new core system at Hilltop Securities and the enterprise-wide accounting system across Hilltop.

Turning to Page 10. Total average HFI loans grew by 6% versus the fourth quarter of 2018. As previously noted, growth versus the same period in the prior year was driven by growth in our mortgage Warehouse Lending business, and growth in the real estate portfolio. Loan yields have declined throughout 2019, which is partially the result of lower purchase loan accretion. In addition to lower accretion, yields have declined as the floating rate portfolio, which represents 62% of the bank's loans, excluding internal funding lines, resets to lower market rates.

Further, newly originated fixed rate loans are lower-yielding than the loans they are replacing. As was the case in the prior down rate cycle, we continue to have contractual rate floors in our standard loan agreements. And as of 12/31/2019, PlainsCapital had approximately $1.8 billion of commercial loans priced at their floors. While these floors can be renegotiated at renewals, or at other contractual periods, they provide some protection against lower market rates over time.

Turning to Page 11. During the quarter, net charge-offs remained low and equated to $1.3 million or 8 basis points of total HFI loans. As noted during the third quarter, and with the trend continuing into the fourth quarter, we are seeing deterioration in the energy portfolio. As a result, we moved approximately $30 million of energy sector loans to criticize during the quarter. As it relates to energy lending, total commitments at 12/31 were approximately $216 million and total loans outstanding balances were approximately 2.2% of the bank's total loan HFI portfolio for $150 million.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

While the market for credit remains very competitive, we remain focused on prudent growth, managing our existing portfolio and executing within a moderate credit risk profile across Hilltop.

Turning to Page 12. Fourth quarter average total deposits are approximately $8.9 billion, and have increased by $525 million or 6% versus the fourth quarter of 2018. While competitive pressure is intense, we remain focused on continuing to expand our deposit base with existing clients, acquiring new clients, and lowering overall deposit costs in the portfolio. As is shown in the graph, the bank has been able to deliver growth in noninterest-bearing deposits, which increased by $209 million or 8% versus the prior year period on an ending-balance basis.

Moving to Page 13. During the fourth quarter of 2019, PlainsCapital Bank continued to demonstrate solid profitability, generating $41 million of pretax income during the quarter. The quarter's results reflect the benefits of growth in National Warehouse Lending as well as solid expense reductions versus the prior year. Further, during the fourth quarter, PlainsCapital retained approximately $100 million of mortgage loans originated at PrimeLending and may retain up to 5% of the total origination volume from PrimeLending during 2020. During 2020, mortgage loan retention levels will be determined through an ongoing review of the prevailing mortgage rates, balance sheet positioning at Hilltop and our outlook for commercial loan growth.

Total noninterest expenses declined by $5 million versus the prior year period, driven by lower operating costs and the absence of onetime Board-related expenses. Further, the fourth quarter expenses include approximately $2 million of costs related to real estate actions aimed at reducing long-term cost across the footprint. The focus at PlainsCapital remains consistent, provide great service to our clients, deliver profitable growth while maintaining a moderate risk profile and delivering positive operating leverage by balancing revenue growth and expense efficiency.

I'm moving to Page 14. PrimeLending generated a pretax profit of $8.5 million for the fourth quarter of 2019, driven by strong origination volumes that increased from the prior year by $1.4 billion or 48%. As noted earlier, gain on sale margins compressed during the fourth quarter. However, we do expect that margins will begin to recover during 2020. While overall volumes were elevated in 2019, the focus on operating efficiencies has not waned as PrimeLending has maintained consistent rigor around staffing and other middle and back office expenses across the platform. Our focus for PrimeLending is to generate profitable mortgage volume, continue to focus on operational efficiencies and execute the successful launch of our new mortgage loan origination system.

Moving to Page 15. Hilltop Securities delivered a pretax profit of $24 million in the fourth quarter of 2019, driven by solid execution in the Structured Finance and Capital Markets businesses, which has benefited from both our ongoing investments in structuring, sales and distribution and improved market condition.

While activity was strong in the quarter, results from both of these businesses can be volatile as market rates, spreads and volumes can change significantly from period to period. Related to public banking, net revenues grew by $5 million versus the same period in the prior year as we continue to invest in our franchises for long-term growth, while strategically hiring bankers to support client expansion and acquisition.

Our focus for Hilltop Securities is to grow profitable revenue, optimize operating expenses, manage market and liquidity risk within a moderate risk profile and finalize the deployment of the new core operating system.

Turning to Page 16. National Lloyds recorded $7 million of pretax profit for the quarter, which reflected a lower frequency and severity of storm activity and claim-related losses. Please note that Q4 2018 results include the impact of Hurricane Michael, which contributed $6.2 million of losses during that period.

Related to the transaction announced today, at 12/31/2019, National Lloyds book value equated to $114 million, goodwill equated to $24 million and other intangibles equated to $3.5 million. As noted, we expect that this transaction will close during the second quarter of 2020.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

I'm moving to Page 17. Our financial priorities for 2020 remains centered on executing our platform growth and efficiency initiatives, delivering prudent growth across our businesses while maintaining a moderate risk profile and delivering long-term shareholder value. Please note the outlook included in our release and comments below do not include any impact related to the sale of our insurance business that was announced previously. We expect that this transaction will close during the second quarter, and we will provide updates to our full year outlook in the quarterly review after closing.

For 2020, we expect full year average loans HFI to grow between 4% and 6%. This growth reflects our expectation as National Warehouse Lending business loan balances decline as the mortgage market stabilizes at lower origination levels. Full year average deposit growth outlook of 4% to 6% is consistent with 2019 performance levels as we remain focused on growing low-cost deposits across our franchise. We are moving away from net interest margin outlook and focusing on stabilizing net interest income given the current environment.

Our net interest income outlook reflects our current view that rates remain relatively stable with current levels, and we are not projecting further movements by the Federal Reserve in 2020. Further, as the balances of our previously purchased loan portfolios continue to decline, we do expect purchase accounting accretion to decline 2% to 3% versus 2019 levels. During 2019, our fee businesses delivered solid results as we were able to take advantage of strong market condition. As we evaluate our fee businesses, we are expecting a lower level of mortgage-related activity during 2020 as the mortgage market stabilizes.

Overall, we expect noninterest revenue levels to decline by 6% to 8% versus the 2019 reported levels.

As a result of these declines in noninterest revenues, we expect that noninterest expenses will also decline versus the 2019 levels by 1% to 3%. This outlook includes the ongoing investments in our core system enhancements.

While credit costs have remained low over the past few years, we are expecting net charge-offs to HFI -- to average HFI loans to increase in 2020 to between 15 and 25 basis points. While this is an increase versus 2019 levels, we believe this continues to reflect a solid economy, improved credit management across the Hilltop portfolios.

Lastly, on January 1, 2020, we did adopt the new accounting standard for loan losses, commonly referred to as CECL. We are updating our range for potential day 1 impact to $80 million to $100 million. As noted previously, we are providing outlook on net charge-offs to HFI loans and not provision expense in 2020. We do expect that the quarterly results allowed for credit loss could provide a wider range of potential outcomes on a quarterly basis as macroeconomic, loan prepayments and other key assumptions are updated throughout the year.

Operator, that concludes our prepared comments, and we'll turn the call over to you for the Q&A section of the call.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

Question and Answer

Operator

[Operator Instructions] Our first question comes from Brady Gailey with KBW.

Brady Matthew Gailey

Keefe, Bruyette, & Woods, Inc., Research Division

So just to be clear, the 2020 outlook on Slide 17, that does not include any of the impact of the sale of the insurance company?

William B. Furr

Executive VP & CFO

That is correct.

Brady Matthew Gailey

Keefe, Bruyette, & Woods, Inc., Research Division

Okay. And when do you guys expect to update the outlook to be more in line with -- the sale of the insurance company?

William B. Furr

Executive VP & CFO

We are expecting a second quarter close of the transaction announced. And once the transaction has closed, in the quarterly update call, after that, we will update full year guidance.

Brady Matthew Gailey

Keefe, Bruyette, & Woods, Inc., Research Division

Okay. And -- so I appreciate the math on the capital levels at National Lloyds. It looks like you have about $86.5 million of tangible capital there. So that puts the tangible gain at about $63.5 million. So that $63.5 million gain, is that taxed?

William B. Furr

Executive VP & CFO

We -- well, we would push towards -- we've got a book gain. So you take the entire book value versus the price understanding as acknowledged in the disclosure that we do have closing price adjustments that could occur. That said, the book gain, we do not expect to be taxable.

Jeremy B. Ford

President, CEO & Director

The book gain is the $150 million minus the $114 million book value.

William B. Furr

Executive VP & CFO

That's correct.

Brady Matthew Gailey

Keefe, Bruyette, & Woods, Inc., Research Division

So -- yes, so the $36 million of book gain, not tax and then the other roughly $30 million of gain would be tax?

Jeremy B. Ford

President, CEO & Director

Well, that -- I mean, that's -- you're trying to subtract it from a tangible book value number, which is not technically GAAP. We have a stated book value that includes $27 million of goodwill and intangibles of $114 million. So our book gain is difference between the purchase price of $150 million minus the stated book value of $114 million. And given the tax situation, and we kind of have a range above and below book value, but in this range, it's not tax, that it's not a taxable transaction for us.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

Brady Matthew Gailey

Keefe, Bruyette, & Woods, Inc., Research Division

All right. So maybe to ask the question a little simpler. What's the impact to tangible capital from this transaction?

Jeremy B. Ford

President, CEO & Director

Sure. So with this, we expect that it'll be accretive to tangible book value per share by 4%. And we think it's going to be dilutive to earnings by 6%. And we think that it'll be an increase to excess capital of $120 million.

Brady Matthew Gailey

Keefe, Bruyette, & Woods, Inc., Research Division

Okay. All right. That's helpful. And then how do you think about the buyback as it relates to that inflow of excess capital?

Jeremy B. Ford

President, CEO & Director

We're going to think about it. But right now, I'm very pleased with this transaction. I think it's great for both parties. I think we found the right buyer and a great team that can really take National Lloyd to a level that we frankly weren't going to be able to. And it's going to be great for employing there. And we're going to work hard with them. But as we have been, but we know we'll work hard with them over the next few months to get this closed because it's got to go through Texas Department of insurance regulatory approval. And during that time, we'll clearly be thinking about what to -- how to invest the money.

Brady Matthew Gailey

Keefe, Bruyette, & Woods, Inc., Research Division

All right. And then finally for me, 2019 was a great year for the broker dealer. I mean the pretax margin pretty much doubled from 10% to 20%. How do you think about the pretax margin and the broker dealer as we look into 2020?

Jeremy B. Ford

President, CEO & Director

Well, I think it's similar to just kind of the broader guidance. We're trying to get out of the gates here. Is that -- we had a tremendous 2019, and there's a lot of work and a lot of credit that should be given to the organization for it, but there was a lot of mortgage tailwinds, too. So we kind of want to be a little cautious about that at this time. So as now it's coming out of the gate, being early, I would assume that we're going to try to make about $400 million of net revenue and kind of low- to mid-teens pretax margin.

Operator

Our next question comes from Michael Rose with Raymond James.

Michael Edward Rose

Raymond James & Associates, Inc., Research Division

Just following up on your comments, Jeremy. You said dilutive to earnings by 6%. Is that in the first year? And I guess, my question is, as it relates to the outlook, right? So the guidance that you've laid out implies negative operating leverage, which I fully understand, given the purchase accounting accretion, the mortgage is not going to repeat, we understand that. But with that additional 6% dilution to earnings from the sale of National Lloyds, do you think you can actually generate positive operating leverage in 2021? And how does that relate to the goals that you've laid out? Basically asking, how can you make up the earnings to get to the $84 million of improvements by the end of -- in PPNR by the end of 2021?

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

Jeremy B. Ford

President, CEO & Director

Okay. Thanks. Well, first of all, that's an LTM number as far as the EPS dilution, and that's based on fact that the company made $14 million last year and on a consolidated basis, we made a little over $200 million. So that's that. But National Lloyds was quarterly volatile, annually profitable and produced good margins. So we're going to be without those earnings. And that's going to be just an earnings thing.

Now how that relates back to the platform initiatives? The $84 million still holds, and there might be some areas that we marginally don't have to have as much coverage, but I think that the $84 million still holds, and we're going to continue to execute on.

Michael Edward Rose

Raymond James & Associates, Inc., Research Division

Okay. And then can you just kind of talk about the timing of the sale? I mean it's been speculated that you guys have looked at selling this on and off over the years. The $36 million booking seems to kind of match up with the CECL adjustment that you guys are expecting. Is -- did that drive the decision to kind of hit the bid here at this point?

Jeremy B. Ford

President, CEO & Director

No. We're not that coordinated. This has been something where we've -- obviously, we feel like this is not a core asset for the long-term future. We have really been trying to do a lot to improve it and put it in a good position that it was attractive. And that's really what led to the time here. And that we always thought it if we find the right buyer it could really takes us to the next level. It would be great for everybody.

Michael Edward Rose

Raymond James & Associates, Inc., Research Division

Okay. And then maybe finally for me. If I take the loans held for investment average, full year average growth outlook, it implies, if I'm doing on that right, kind of a low-single-digit, period-end held for investment growth rate. I guess what's driving that outlook? I thought it would have been stronger, just given the relatively solid market dynamics in your footprint?

William B. Furr

Executive VP & CFO

I think we are -- as we've stated, we are going to be prudent around commercial loan growth. We do believe, and continued to believe, we're moving towards the end of this cycle and into the next portion of the cycle. So commercial loan growth will be a focus of ours, but we will be prudent around that. The second piece is National Warehouse Lending, which we've stated, provided outsized growth in 2019, we do expect to decline in 2020, as we've noted in our guidance across the board. We do expect mortgage activity to decline to more normal levels in the current environment. And then lastly, we do anticipate retaining loans from the PrimeLending business as they originate them on the balance sheet, but we will evaluate that, as I noted in my comments, against our commercial loan outlook as well as market rates and returns as well as balance sheet positioning. So that's our -- that's the way we're thinking about it.

Operator

Our next question comes from Matt Olney with Stephens.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

Matthew Covington Olney

Stephens Inc., Research Division

I wanted to follow-up on the discussion around mortgage. And I think you know your expectations in the guidance for mortgage volume is to be down 5% to 10% in 2020 versus 2019. And I get that the visibility is limited in the business, but are there any data points you can provide to us more near term? In other words, are you already seeing volumes down 5% or 10% in early '20 versus early '19? Or are you just trying to give us a conservative forecast for slowing volumes sometime later in 2020?

William B. Furr

Executive VP & CFO

Well, I think what we're expecting there is that we will -- the market is going to return back to the normal seasonal trend. And again, Q4, as we noted, was yielded outsized performance. So we are expecting kind of Q4 2020 to return on a normalized level. We're not going to give kind of quarter-by-quarter guidance on mortgage. It can be volatile. We do acknowledge that the 10 years rallied here just in the month of January. So obviously, that will move around. That said, the 10-year has been within the range, 160 to 190 basis points here or over the past couple of months or quarters. So again, we're not going to do quarterly guidance on it, but as we think about it, we view it as a more traditional bell-shaped curve year, where Q1 and Q4 are generally softer than Q2 and Q3. And we do expect that we received -- the market was just stronger last year than we expect this year to be, and again, by the 5% to 10% output range.

Matthew Covington Olney

Stephens Inc., Research Division

Okay. Got it. And going back to discussion around the bank retaining a portion of the mortgage loans from Prime. Well, can you just review those numbers again that they've retained in 2019? And I think you said $100 million in the fourth quarter. And what was the expectation for 2020? And also just review the strategic rationale behind this? Are you trying to protect against falling rates? Or is there something else beyond that?

William B. Furr

Executive VP & CFO

Well, we -- just to be clear, we have retained loans from Prime for a number of years. So this is not a new strategy. I will say, the volume of the retention is potentially increasing. As I noted in my comments, during Q4, we did retain about $100 million during the period. And from an asset/liability perspective, we are looking to retain up to 5% of Prime's origination volume in 2020.

Now the drivers of that would be the mix, whether it be hybrid ARM products, jumbo products, 30-year products, so the mix will matter. The prevailing market rates will also matter, and also our outlook for commercial loan growth. So as we think about it, we are looking to position the balance sheet with a little more fixed-rate-exposure, not an overwhelming amount of fixed-rate-exposure, but a little more fixed- rate-exposure, and we think this objective helps us do that throughout 2020. But again, we'll provide an update every quarter on what was retained. But again, relative to Prime's overall production, we will be only up to 5%. So they will be selling 95% plus of their origination volumes.

Matthew Covington Olney

Stephens Inc., Research Division

Okay. Got it. And then my last question, I guess, with the pending sale of the insurance company, does this signal anything? I'm trying to understand if we should interpret that you're feeling better about your ability to deploy excess capital, which is already robust, and I think, around $500 million currently?

Jeremy B. Ford

President, CEO & Director

Yes. That's not -- there's no exact signal. This is just something -- over time, we thought that National Lloyd wasn't really core. It does not considered as segue to the other businesses, and this will allow us to really focus more on those 3 businesses and grow them.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

Operator

Our next question comes from Chris Gamaitoni with Compass Point.

Edward Christopher Gamaitoni

Compass Point Research & Trading, LLC, Research Division

Can you help me understand what the $45 million of PPNR benefit means? Does that mean -- is that the total amount of benefit in the year? Or is that the end run rate cost? I'm unclear.

William B. Furr

Executive VP & CFO

That's the year-end run rate benefit of actions that have been executed to date.

Edward Christopher Gamaitoni

Compass Point Research & Trading, LLC, Research Division

All right. Can you help me understand your expense guidance. Just if I take 5% to 10% down on mortgage business, and I just assume the 5%to 10% decline on the variable mortgage comp in relation to lower production volume, it gets me to a 2% reduction in the overall company expense base. I would think that there'd be a year-over-year benefit just rolling through for next year of actions that were completed throughout the year. So I'm kind of struggling with the expense cut.

William B. Furr

Executive VP & CFO

Yes. So the way to think about it is, first, we are -- as we noted, 1 year into a 3-year program. And so we've got a number of things, couple of things occurring. Number one, is we have put systems into service and are starting to recognize the depreciation- and amortization-related expenses related to those, while we're continuing to work through achieving the benefits as designed. We also, for 2020, expected the overall expense on our new projects and programs to be modestly higher than what you saw in 2019, which was approximately $13 million. So by virtue of that, those 2, we are still making substantial investments in our deployments in 2020, as we've guided we would be, and we expect that to happen. From there, there's also, with the mortgage business and the remixing, potential remixing of our fee revenue businesses and the declines in gain on sale in the mortgage business, while revenue can be coming down because those gain on sale margins have compressed, and we've got that they will be compressed, we don't compensate in the mortgage businesses on profitability, but rather on production. So that will be an overall compression, if you will, from a revenue versus expense basis.

And then lastly, we've got the traditional headwinds of inflationary-related cost in our business that we are also recognizing in 2020, both in terms of compensation expense as well as real estate and other inflationary costs that you normally have. So we factored all of those through, including the expected spend related to our -- to the the ongoing deployment of our core systems, and that's how the 1% to 3% was derived.

Edward Christopher Gamaitoni

Compass Point Research & Trading, LLC, Research Division

All right. That makes sense. I mean can you give us any update on how you think the cadence realizing the remaining the remaining PPNR benefit will happen. Is it all 2020 base? Is that all backloaded -- sorry, in 2021? Is it all backloaded in 2021? Just any type of idea of kind of the progression you expect?

William B. Furr

Executive VP & CFO

Without giving you kind of quarter-by-quarter, the way to think about it, a large portion of the remaining benefit is tied to the deployment of these remaining core systems, and that is the final deployment of our loan origination system, which, as Jeremy mentioned, is well underway in that process, the deployment of our system operating platform at the securities business, which we do expect will occur during 2020; and then the final deployment of our accounting platform across Hilltop, which will, in earnest, go throughout the year 2020 and into '21 as the deployment matter. So those large expense pools and savings will be tied directly to the final deployment of those platforms. But from our perspective, we are well underway and making really good progress in getting those deployed.

And then there will be modest actions taken throughout the year 2020 to continue to improve our run rates, and we'll capture those and try to present those as they occur.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

Operator

Our next question comes from Michael Young with SunTrust.

Michael Masters Young

SunTrust Robinson Humphrey, Inc., Research Division

Wanted to ask a couple of quick follow-ups on the insurance business. Just one, are there any tangential relationships from the insurance business to any other businesses or even the corporate and other segment, where we might see impacts outside of just the insurance segment?

Jeremy B. Ford

President, CEO & Director

Not really, no.

William B. Furr

Executive VP & CFO

It being a stand-alone financial segment generally encompasses the costs related to that franchise.

Michael Masters Young

SunTrust Robinson Humphrey, Inc., Research Division

Okay. And then second, just given the timing of the deal close, that's usually kind of right around the, I guess, peak of the storm season. Are there any risk factors to closing or any adjustments that could happen as a result of it being a better or worse storm season?

Jeremy B. Ford

President, CEO & Director

Yes. We're going to -- so agreed upon price of $150 million, and then we are to deliver $76 million of tangible book value and to the extent there's more or less than we retain that. So we make earnings, we'll retain that dollar-for-dollar if we have storm and a loss, and we have that liability.

William B. Furr

Executive VP & CFO

Michael, I think what's important is we -- up until closing, we are running this business as a business as usual matter, and we have all the exposures that are commensurate with that.

Michael Masters Young

SunTrust Robinson Humphrey, Inc., Research Division

Okay. And just as I think about kind of balance sheet growth holistically for the year, I mean, is it still right to think of it in kind of that 4%to 6% range? And then, I guess, a derivative of that, I know, obviously, the warehouse balances finished the year much higher than normal and much higher seasonally in 4Q on an average basis as well. So I'm just trying to think about total balance sheet growth next year, both the size and sort of the cadence, I guess, of how that moves forward?

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

William B. Furr

Executive VP & CFO

Yes. So I think, as we guided, we expect loans will be growing 4% to 6%. However, kind of other assets on the balance sheet, securities portfolios and the like, we wouldn't expect to have the same growth rate. So total assets would grow in the low single-digit range as a matter of kind of aggregate asset growth.

Operator

This concludes our question-and-answer session, and the conference is also now concluded. Thank you for attending today's presentation. You may now disconnect.

Jeremy B. Ford

President, CEO & Director

Thank you.

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HILLTOP HOLDINGS INC. FQ4 2019 EARNINGS CALL JAN 31, 2020

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